                                                                      EXHIBIT 11
VARCO INTERNATIONAL, INC.
Statement Re Computation of Per Share Earnings


                                                                                                      Three Months    Six  Months
                                                                                                         Ended           Ended
                                                                                                      June 30 1998    June 30 1998
                                                                                                  --------------------------------

A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                                  $19,729,000   $34,714,000


                                                                        Total Number       Average      Stock Option   Shares Used
                                                                                            Number
                                                         Number of   of Shares after     of Shares        Equivalent  To Calculate
                                                              Days          Weighing   Outstanding            Shares   Diluted EPS
                                                      ----------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

   Three Months Ended June 30, 1998                             91     5,864,400,395    64,443,960         1,440,737    65,884,697
   Six Months Ended June 30, 1998                              181    11,645,976,093    64,342,409         1,440,737    65,783,146


C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =             Net Income After Tax
                                ----------------------------------
                                  Total Shares Outstanding


   Diluted Income Per Share =

   Three Months Ended June 30,1998                      19,729,000         =           $      0.30
                                                      ------------
                                                        65,884,697

   Six Months Months Ended June 30,1998                 34,714,000         =           $      0.53
                                                      ------------
                                                        65,783,146



   Basic Income Per Share

   Three Months Ended June 30,1998                      19,729,000         =           $      0.31
                                                      ------------
                                                        64,443,960

   Six Months Months Ended June 30,1998                 34,714,000         =           $      0.54
                                                      ------------
                                                        64,342,409
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

                                                                      EXHIBIT 11
                                                        RESTATED FOR STOCK SPLIT
     VARCO INTERNATIONAL, INC.
     STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                            Three Months Ended  Six Months Ended
                                                                                                 June 30 1997      June 30 1997
                                                                                                -------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                           $10,770,000     $18,154,000

                                                              Total Number     Average Number    Stock Option     Shares Used
                                              Number of    of Shares after          of Shares      Equivalent    To Calculate
                                                   Days           Weighing        Outstanding          Shares             EPS
                                              -------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

   Three Months Ended June 30, 1997                 91       5,776,477,384        63,477,773       1,678,178      65,155,951
   Six Months Ended June 30, 1997                  181      11,469,247,876        63,366,010       1,678,178      65,044,188


C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =             Net Income After Tax
                                  ------------------------
                                  Total Shares Outstanding


   Basic Income Per Share =

   Three Months Ended June 30, 1997         10,770,000         =                       $0.17
                                          -------------
                                            63,477,773

   Six Months Ended June 30, 1997           18,154,000         =                       $0.29
                                          -------------
                                            63,366,010

   Diluted Income Per Share =

   Three Months Ended June 30, 1997         10,770,000         =                       $0.17
                                          -------------
                                            65,155,951

   Six Months Ended June 30, 1997           18,154,000         =                       $0.28
                                          -------------
                                            65,044,188
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